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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                             DATALINK.NET, INC.

                  SUPPLEMENT NO. 14 DATED AUGUST 9, 2000
                    TO PROSPECTUS DATED OCTOBER 4, 1999


     Michael S. Falk has transferred warrants to purchase 28,000 shares of our common stock to M.H. Meyerson. As a result of this transaction and sales made to date, the disclosures concerning Michael S. Falk and M.H. Meyerson are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Michael S. Falk                -0-         40,536       40,536      40,536
M.H. Meyerson                  -0-         28,000       28,000      28,000